As filed with the Securities and Exchange Commission on August 28, 2003

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ASHFORD HOSPITALITY TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	86-1062192 (I.R.S. Employer Identification Number)

14180 Dallas Parkway, 9th Floor Dallas, Texas (Address of Principal Executive Offices)	75254 (Zip Code)

Ashford Hospitality Trust, Inc.
2003 Stock Incentive Plan
(Full title of the plan)

Montgomery J. Bennett
David A. Brooks
14180 Dallas Parkway, 9th Floor
Dallas, Texas 75254
(972) 980-2700
(Name, address and telephone number, including area code, of agent for service)

Copies to:

David Barbour
Muriel C. McFarling
Andrews & Kurth L.L.P.
1717 Main Street, Suite 3700
Dallas, Texas 75201
(214) 659-4400

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Securities	Amount to be	Offering Price	Aggregate Offering	Registration
to be Registered	Registered	Per Share (2)	Price (2)	Fee (2)

Common Stock, par value $0.01 per share (1)	1,445,000 shares	$9.00	$13,005,000	$1,053

(1)	The number of shares of Common Stock registered hereby is subject to adjustment to prevent dilution resulting from Common Stock splits, Common Stock dividends or similar transactions.

(2)	Estimated solely for the purpose of determining the registration fee in accordance with Rule 457(o).

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

     The document(s) containing the information required in Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended. These documents and the documents incorporated herein by reference pursuant to Item 3 of Part II of this registration statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

     Ashford Hospitality Trust, Inc. (“Registrant”) incorporates by reference in this registration statement the following documents filed with the Securities and Exchange Commission:

(1)	The Registrant’s audited financial statements contained in the Post Effective Amendment No. 1 to Form S-11, filed on August 26, 2003 (Registration No. 333-105277); and

(2)	the description of our common stock set forth in the registration statement on Form 8-A, filed on August 19, 2003 (File No. 001-31775).

     All documents that we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of the registration statement and the prospectus to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the registration statement or the prospectus.

Item 4. Description of Securities

     Not applicable.

Item 5. Interests of Named Experts and Counsel

     The validity of the shares of common stock to be issued pursuant to this registration statement will be passed upon for Registrant by Hogan & Hartson L.L.P., Maryland counsel.

Item 6. Indemnification of Directors and Officers

     The Maryland General Corporation Law permits a corporation to indemnify its present and former directors, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their services in those capacities, unless it is established that:

a)	the act or omission of the director was material to the matter giving rise to such proceeding and

A.	was committed in bad faith or

B.	was the result of active and deliberate dishonesty;

b)	the director actually received an improper personal benefit in money, property, or services; or

c)	in the case of any criminal proceeding, the director had reasonable cause to believe that the act or omission was unlawful.

     Maryland law permits a corporation to indemnify a present and former officer to the same extent as a director.

     In addition to the foregoing, a court of appropriate jurisdiction may under certain circumstances order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification in view of all of the relevant circumstances, whether or not the director or officer has met the standards of conduct set forth in the preceding paragraph or has been declared liable on the basis that a personal benefit improperly received in a proceeding charging improper personal benefit to the director or the officer. If the proceeding was an action by or in the right of the corporation or involved a determination that the director or officer received an improper personal benefit, however, no indemnification may be made if the individual is adjudged liable to the corporation, except to the extent of expenses approved by a court of appropriate jurisdiction.

     The Maryland General Corporation Law additionally permits a corporation to pay or reimburse, in advance of the final disposition of a proceeding, reasonable expenses incurred by a present or former director or officer made a party to the proceeding by reason of his service in that capacity, provided that the corporation shall have received

a)	a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation; and

b)	a written undertaking by or on behalf of the director to repay the amount paid or reimbursed by the corporation if it shall ultimately be determined that the standard of conduct was not met.

     The foregoing summary is necessarily subject to the complete text of the statutes referred to above and are qualified in their entirety by reference thereto.

     The Registrant has provided for indemnification of directors, officers, employees and agents in Article IX of the Articles of Amendment and Restatement (“Articles”) and Article V of the Bylaws of the Registrant. The Articles provide:

The Corporation (a) shall indemnify its directors to the fullest extent provided by the general laws of the State of Maryland now or hereafter in force, including the advance of expenses under the procedures provided by such laws and (b) may indemnify its officers to the extent it shall deem appropriate and as shall be authorized by the Board of Directors, consistent with law. The foregoing shall not limit the authority of the Corporation to indemnify other employees and agents consistent with law.

     Section 1 of the Bylaws provide:

The Corporation shall, to the maximum extent permitted by the Maryland General Corporation Law in effect from time to time, indemnify, and, without a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any individual who is a present or former director or officer of the Corporation or (b) any individual who, while a director or officer of the Corporation and at the request of the Corporation, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee from and against any claim or liability to which such person may become subject or which such person may incur by reason of his status as a present or former director or officer of the Corporation or director, officer, partner or trustee of such other entity (each, an “Indemnitee”). The Corporation shall, to the maximum extent permitted by the Maryland General Corporation Law in effect from time to time, provide such indemnification and advancement of expenses to a person who served a predecessor of the Corporation in any of the capacities described above (any such person shall also be deemed to be an “Indemnitee”).

     Section 2 of the Bylaws provide:

With the approval of the Board of Directors, the Corporation shall, to the maximum extent permitted by the Maryland General Corporation Law in effect from time to time, and to such further extent as it shall deem appropriate under the circumstances, provide such indemnification and advancement of expenses as described in Section 1 above, to any employee or agent of the Corporation or a predecessor of the Corporation (each such person shall also be deemed to be an “Indemnitee”).

     The Maryland General Corporation Law authorizes a Maryland corporation to limit by provision in its charter the liability of directors and officers to the corporation or to its stockholders for money damages except to the extent:

a)	the director or officer actually receives an improper benefit or profit in money, property, or services, for the amount of the benefit or profit actually received, or

b)	a judgment or other final adjudication adverse to the director or officer is entered in a proceeding based on a finding in the proceeding that the director’s or officer’s action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

     The foregoing summary is necessarily subject to the complete text of the statutes referred to above and are qualified in their entirety by reference thereto.

     The Registrant has limited the liability of its directors and officers for money damages in Article VIII, Section 1 of the Articles. This provision reads as follows:

To the maximum extent that Maryland law in effect from time to time permits limitation of the liability of directors and officers of a corporation, no director or officer of the Corporation shall be liable to the Corporation or its stockholders for money damages. Neither the amendment nor repeal of this Article VIII, nor the adoption or amendment of any other provision of this Charter or the Bylaws inconsistent with this Article VIII shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

     As permitted under Section 2-418(k) of the Maryland General Corporation Law, the Registrant has purchased and maintains insurance on behalf of certain directors and officers against any liability asserted against such directors and officers in their capacities as such, whether or not Registrant would have the power to indemnify such persons under the provisions of Maryland law governing indemnification.

     Reference is made to Item 9 for our undertakings with respect to indemnification for liabilities arising under the Securities Act of 1933.

Item 7. Exemption from Registration Claimed

     Not applicable.

Item 8. Exhibits

Exhibit
Number	Description

+4.1	Articles of Amendment and Restatement of the Registrant (incorporated by reference to Exhibit 3.1 to Registrant’s Registration Statement on the Form S-11 (No. 333-105277).
+4.2	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to Registrant’s Registration Statement on the Form S-11 (No. 333-105277)).
*4.3	Certificate of Correction to Articles of Amendment and Restatement of the Registrant.
*5.1	Opinion of Hogan & Hartson L.L.P. with respect to legality of the securities.
*23.1	Consent of Hogan & Hartson L.L.P. (included as part of Exhibit 5.1).
*23.3	Consent of Ernst & Young LLP.
*24.1	Power of Attorney (set forth on the signature page of this registration statement).
*99.1	Ashford Hospitality Trust, Inc. 2003 Stock Incentive Plan.

+	Incorporated by reference.

*	Filed herewith.

Item 9. Undertakings

(a)	The undersigned Registrant hereby undertakes:

     (1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

     (2)  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)  The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on August 28, 2003.

Ashford Hospitality Trust, Inc.

By:	/s/ David Kimichik

David Kimichik Chief Financial Officer

POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of Ashford Hospitality Trust, Inc. hereby constitutes and appoints David Kimichik, Montgomery J. Bennett and David A. Brooks and each of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same, as fully to all intents and purposes as he himself might or could do if personally present, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on August 28, 2003.

Signature	Title

/s/ Archie Bennett, Jr. Archie Bennett, Jr.	Chairman of the Board of Directors

/s/ Montgomery J. Bennett Montgomery J. Bennett	Chief Executive Officer, President and Director (Principal Executive Officer)

/s/ David Kimichik David Kimichik	Chief Financial Officer (Principal Executive Officer)

/s/ Mark Nunneley Mark Nunneley	Chief Accounting Officer (Principal Accounting Officer)

EXHIBIT INDEX

Exhibit
Number	Description

+4.1	Articles of Amendment and Restatement of the Registrant (incorporated by reference to Exhibit 3.1 to Registrant’s Registration Statement on the Form S-11 (No. 333-105277).
+4.2	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to Registrant’s Registration Statement on the Form S-11 (No. 333-105277)).
*4.3	Certificate of Correction to Articles of Amendment and Restatement of the Registrant.
*5.1	Opinion of Hogan & Hartson L.L.P. with respect to legality of the securities.
*23.1	Consent of Hogan & Hartson L.L.P. (included as part of Exhibit 5.1).
*23.3	Consent of Ernst & Young LLP.
*24.1	Power of Attorney (set forth on the signature page of this registration statement).
*99.1	Ashford Hospitality Trust, Inc. 2003 Stock Incentive Plan.

+	Incorporated by reference.

*	Filed herewith.